UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2015 (May 19, 2015)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 19, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of JDS Uniphase Corporation (the “Company”) approved certain amendments to the Company’s market stock units (“MSUs”) in connection with the planned spin-off of the Company’s CCOP business into a separately-traded public company to be named Lumentum Holdings Inc. (the “Spin-off”).

MSUs are restricted stock units with vesting requirements tied to the performance of the Company’s stock as compared to the NASDAQ telecommunications index. In connection with the Spin-off, the Committee approved the amendment of the 2015 measurement period (originally July 15, 2015 through September 15, 2015) so that it will begin 60 days prior to the date of the Spin-off and end on the trading day immediately prior to the Spin-off. The remaining terms of the MSUs remain unchanged.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

	By:	/s/ Kevin Siebert
Kevin Siebert Vice President, General Counsel and Secretary

May 26, 2015